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Exhibit 10.3

                                  UNDERTAKING
                                  -----------


     UNDERTAKING made this 11th day of February, 1998 in favor of Danvers Investment Corp. ("Danvers"), Amexcorp Ltd. ("Amexcorp"), and Atom Corp. ("Atom") (sometimes collectively "Company"), from Saf T Lok Incorporated, a Florida corporation ("STL").

     WHEREAS:

     A. The Company has introduced STL to United Safety Action, Inc. ("United") which has entered into a Distribution and Purchase Agreement with STL, dated February 11, 1998, pursuant to which United has agreed to purchase and distribute products designed and manufactured by STL throughout the world ("DPA");

     B. STL wishes to compensate the Company for procuring the DPA and for all orders for products which are placed by United with STL pursuant to the DPA.

     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged STL undertakes and agrees as follows:

     1.   Stock Purchase Warrant.  As compensation for introducing STL to United
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and for procuring the DPA, simultaneously with the giving of this Undertaking
STL shall issue to the Company stock purchase warrants for a total of 2,000,000 shares of STL's common stock ("Shares") at an exercise price of $5 per Share and a term of 5 years ("Warrants"). A copy of the Warrants is annexed hereto as Exhibit A. The Warrants shall carry demand registration rights and shall be
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issued in the following denominations:  1,000,000 shares to Danvers, 500,000 shares to Amexcorp. and 500,000 shares to Atom.

     2.   Investment Representations.  The Company represents, warrants and
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agrees that:

          (a) The Warrants and the Shares underlying the Warrants are not registered under the Securities Act of 1933 or any state's securities laws and may not be sold without registration unless pursuant to an exemption from registration.

          (b) The Warrants are being acquired by the Company for their own accounts and for investment purposes and not with a view to being sold in a public distribution (unless pursuant to a registration statement); and

          (c) The Warrants and the certificates for the underlying Shares shall contain a legend stating that the Warrants (or Shares) are not registered and may not be sold without registration or in a transaction exempt from registration.
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     3.   Notices.  Any notice, request or demand required to be made or given
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hereunder must be in writing and shall be given, deemed given, or made one day after it has been sent by overnight or express mail courier and fax, at the addresses and the fax numbers set forth below, or at such other address as any party shall subsequently provide to the other party in writing, as follows:

          If to STL:

          Saf T Lok Incorporated
          18245 SE Federal Highway
          Tequesta, Florida  33469
          Att'n:  John Gardner, President
          Fax:  407-745-6601

          If to the Company:

          Danvers Investment Corp.
          Amexcorp. Limited
          Atom Corp.
          300 East 42nd Street
          New York, New York  10017
          Att'n:  Edward H. Burnbaum, Esq.
          Fax:  212-986-2907

     4.   Term.  The Term of this Undertaking shall be the same Term as set
          ----
forth in the DPA, including any successive periods which extend the Term under the DPA.

     5.   Arbitration.  All disputes that may arise under this Undertaking,
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except for disputes which may necessitate extraordinary equitable or injunctive relief, that are not adjusted by the partes themselves, shall be submitted to binding arbitration in New York City, New York, before the American Arbitration Association under its Commercial Rules then prevailing. All costs or arbitration, including each party's attorneys fees and the fees of the arbitrators, shall be paid by the non-prevailing party. Pending resolution of any dispute, if requested in writing by the Company, STL shall proceed diligently with the performance of its obligations hereunder, including the payment of Commissions to the Company.

     6.   Miscellaneous.
          -------------

          (a) Relationship of Parties.  This Undertaking does not constitute a
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partnership or joint venture between STL and the Company.

          (b) Governing Law.  This Undertaking and any dispute or claim arising
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under this Undertaking shall be governed by the laws of the State of New York without regard to principles of conflicts of law.

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          (c) Jurisdiction.  The parties hereby consent to the personal
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jurisdiction of an arbitrator or court located in New York City, New York and of the United States District Court for the Southern District of New York. Service of process may be made by certified mail/return receipt requested or any other method of service of process authorized by law. Each party agrees that it shall not assert venue as a defense to any action or proceeding or make any argument based on principles of forum non conveniens or similar legal principles or
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doctrines.

          (d) Assignment.  STL may not assign its rights under this Undertaking
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without the express written consent of the Company.

          (e) No Waiver.  Failure of any party to insist upon the strict
              ---------
performance of this Undertaking, or a delay in exercising any remedy provided under this Undertaking, shall not constitute a waiver of any rights, remedies, terms, conditions or provisions of this Undertaking.

          (f) Survival of Obligations.  Obligations which, by their nature,
              -----------------------
would continue beyond termination or expiration of this Undertaking, including by way of illustration only and not limitation, sections related to warranty and indemnification, shall survive termination or expiration of this Undertaking by either party for any reason.

          (g) Entire Agreement.  This Undertaking constitutes the entire
              ----------------
agreement and understanding between the parties as to the subject matter of this Undertaking and supersedes all previous written or oral communications, representations or agreements. This Undertaking may not be modified except by a written instrument executed by both parties.

          (h) Remedies.  Remedies available to either party for breach of this
              --------
Undertaking are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

          (i) Headings.  The paragraph headings used in this Undertaking are for
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convenience of reference only and shall not in any way limit or amplify the terms and provisions hereof, nor enter into the interpretation of this Undertaking.

          (j) Binding Agreement.  The persons executing this Undertaking on
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behalf of the parties have been duly and validly authorized to do so, and this
Undertaking is a valid and binding obligation of the parties. Simultaneously with the execution of this Undertaking, STL shall deliver to the Company a resolution of its Board of Directors authorizing STL to enter into this Undertaking and consummate the transactions contemplated hereunder.

          (k) Severability.  If any term of this Undertaking shall be unlawful,
              ------------
void or unenforceable, such term shall be deemed omitted to the extent prohibited or invalid,

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but the remainder of this Undertaking shall not be invalidated and shall be given effect to the extent possible.

          This Undertaking has been executed as of the date first above written.

                                    SAF T LOK INCORPORATED
                                    A Florida Corporation



                                    By:
                                       -------------------------------------
                                             John Gardner, President

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